UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2016 (June 29, 2016)

HERC HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

(Address of principal executive
offices, including zip code)

(239) 301-1000

(Registrant’s telephone number,
including area code)

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, Florida 33928

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Completion of Spin-Off

On June 30, 2016 (the “Distribution Date”), former Hertz Global Holdings, Inc. (now Herc Holdings Inc., or “Herc Holdings”) completed a spin-off (the “Spin-Off”) of its car rental business through a dividend to its stockholders of all of the issued and outstanding common stock of Hertz Rental Car Holding Company, Inc. (“New Hertz”), which was re-named Hertz Global Holdings, Inc.

New Hertz filed a Registration Statement on Form 10 with the Securities and Exchange Commission describing the Spin-Off that was declared effective on June 6, 2016.  New Hertz is now an independent company, and its common stock is listed on the New York Stock Exchange under the symbol “HTZ”.   Herc Holdings changed its trading symbol to “HRI”. The Information Statement, dated June 6, 2016 (the “Information Statement”), which describes for stockholders the details of the Spin-Off, and certain information with respect to Herc Holdings’ equipment rental business, is attached hereto as Exhibit 99.1 and the information under the section titled “The Spin-Off” is incorporated by reference herein.

Separation and Distribution Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into a separation and distribution agreement (the “Separation Agreement”). The Separation Agreement sets forth New Hertz’s agreements with Herc Holdings regarding the principal actions taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of New Hertz’s relationship with Herc Holdings following the Spin-Off.

Internal Reorganization and Related Financing Transactions

The Separation Agreement provides for the transfers of entities and assets and assumptions of liabilities necessary to complete the Spin-Off, including the series of internal reorganization transactions such that New Hertz holds the entities associated with former Hertz Global Holdings, Inc.’s global car rental business, including The Hertz Corporation (“THC”), and Herc Holdings holds the entities associated with former Hertz Global Holdings, Inc.’s global equipment rental business, including Herc Rentals Inc. (“Herc”).

Pursuant to the Separation Agreement, Herc made certain cash transfers in the total amount of approximately $2.0 billion to THC and its subsidiaries.

Legal Matters and Claims; Sharing of Certain Liabilities

Subject to any specified exceptions, each party to the Separation Agreement has assumed the liability for, and control of, all pending and threatened legal matters related to its own business, as well as assumed or retained liabilities, and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters.

The Separation Agreement provides for certain liabilities to be shared by the parties. New Hertz and Herc Holdings are each responsible for a portion of these shared liabilities. The division of these shared liabilities are set forth in the Separation Agreement. New Hertz will generally be responsible for managing the settlement or other disposition of such shared liabilities.

Other Matters

In addition to those matters discussed above, the Separation Agreement, among other things, (i) governs the transfer of assets and liabilities generally, (ii) terminates all intercompany arrangements between New Hertz and Herc Holdings except for specified agreements and arrangements that will continue following the Spin-Off, (iii) contains further assurances, terms and conditions that require New Hertz and Herc Holdings to use commercially reasonable efforts to consummate the transactions contemplated by the Separation Agreement and the ancillary agreements, (iv) releases certain claims between the parties and their affiliates, successors and assigns, (v) contains mutual indemnification clauses and (vi) allocates expenses of the Spin-Off between the parties.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Transition Services Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which New Hertz or its affiliates will provide Herc Holdings specified services on a transitional basis to help ensure an orderly transition following the Spin-Off, though New Hertz may request certain transition services to be performed by Herc Holdings. The services to be provided by New Hertz or its affiliates primarily include:

•                information technology and network and telecommunications systems support;

•                human resources, payroll and benefits;

•                accounting and finance;

•                treasury;

•                tax matters; and

•                administrative services.

The Transition Services Agreement generally provides for a term of up to two years following the Distribution Date. With certain exceptions, New Hertz and Herc Holdings have agreed to charge for the services rendered, the allocated costs associated with rendering these services, and may include a mark-up for certain services.

New Hertz has generally agreed to use commercially reasonable efforts to continue to provide to Herc Holdings the services that are the subject of the Transition Services Agreement at a relative level of service substantially similar to that provided in the twelve months preceding the Distribution Date. New Hertz and Herc Holdings have also generally agreed to use commercially reasonable efforts to end their respective needs for the transition services as soon as is reasonably possible.

The supplier of services under the Transition Services Agreement has generally agreed to indemnify the recipient of such services against all liabilities attributable to any third-party claims asserted against the recipient or its affiliates arising from or relating to the supplier’s provision of or failure to provide the services, to the extent arising from or related to the gross negligence, willful misconduct or fraud of the supplier. The recipient of services under the Transition Services Agreement has generally agreed to indemnify the supplier of such services against all liabilities attributable to any third-party claims asserted against the supplier or its affiliates arising from or relating to the supplier’s provision of or failure to provide the services, other than claims for which the supplier would have to indemnify the recipient pursuant to the preceding sentence.

The foregoing description of the Transition Services Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Tax Matters Agreement

On June 30, 2016, New Hertz, THC, Herc Holdings and Herc entered into a Tax Matters Agreement (the “Tax Matters Agreement”) that governs the parties’ rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. Among other matters, New Hertz will continue to have following the Spin-Off joint and several liability with Herc Holdings to the U.S. Internal Revenue Service and certain U.S. state tax authorities for Herc Holdings’ U.S. federal income and state taxes for the taxable periods in which New Hertz was part of former Hertz Global Holdings, Inc.’s consolidated group. However, the Tax Matters Agreement specifies the portion of this liability for which New Hertz and Herc Holdings bear responsibility, and each party has agreed to indemnify the other against any amounts for which such other party is not responsible. The Tax Matters Agreement provides that New Hertz will generally assume liability for and indemnify Herc Holdings against all U.S. federal, state, local and foreign tax liabilities attributable to New Hertz’s assets or operations for all tax periods prior to the Spin-Off, while Herc Holdings will indemnify New Hertz against all U.S. federal, state, local and foreign tax liabilities attributable to Herc Holdings’ assets or operations for all tax periods prior to the Spin-Off.  Though valid as between the parties, the Tax Matters Agreement is not binding on the U.S. Internal Revenue Service or any state, local or foreign taxing authority.

The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the Spin-Off, together with related transactions, is not tax-free. The Tax Matters Agreement provides for covenants that may restrict Herc Holdings’ ability to pursue strategic or other transactions that might otherwise maximize the value of its business and may discourage or delay a change of control that may be considered favorable.

The foregoing description of the Tax Matters Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Employee Matters Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into an Employee Matters Agreement (the “Employee Matters Agreement”) to allocate liabilities and responsibilities relating to employment matters, employee compensation, benefit plans and programs and other related matters. The Employee Matters Agreement governs New Hertz’s and Herc Holdings’ obligations with respect to such matters for current and former employees of the car rental business and the equipment rental business.

Unless otherwise agreed to, the Employee Matters Agreement provides that Herc Holdings retains or assumes all employment, compensation and benefits liabilities relating to employees who are employed by Herc Holdings following the Spin-Off and former employees whose last employment was with the equipment rental business. Similarly, unless otherwise agreed to, the Employee Matters Agreement provides that New Hertz retains or assumes all employment, compensation and benefits liabilities relating to employees who are employed by New Hertz following the Spin-Off and former employees whose last employment was with the car rental business. The Employee Matters Agreement also addresses equity compensation matters, including the treatment of outstanding equity awards granted by former Hertz Global Holdings, Inc.

In general, the Employee Matters Agreement provides that Herc Holdings and New Hertz will credit each employee with his or her service with former Hertz Global Holdings, Inc. prior to the Spin-Off for all purposes under the benefit plans maintained or established by New Hertz and Herc Holdings as of the Spin-Off, so long as such crediting does not result in a duplication of benefits. Additionally, the Employee Matters Agreement provides that no employee will be considered to have terminated employment from his or her post-Spin-Off employer as a result of the Spin-Off or any associated employment transfer.

In addition to those matters discussed above, the Employee Matters Agreement, among other things, (i) establishes and determines participation in retirement and non-qualified deferred compensation plans of Herc Holdings and New Hertz after the Spin-Off, (ii) contains provisions requiring contributions by Herc Holdings for Herc Holdings employees participating in multiemployer plans and contributions by New Hertz for New Hertz employees participating in New Hertz multiemployer plans, (iii) establishes and determines the participation of active and former employees in the health and welfare plans of Herc Holdings and New Hertz after the Spin-Off, (iv) determines the responsibility of Herc Holdings and New Hertz to provide severance benefits to current and former employees after the Spin-Off, (v) determines the responsibility of Herc Holdings and New Hertz for the payment of incentive compensation after the Spin-Off and (vi) provides for Herc Holdings and New Hertz to retain or assume individual employment agreements with Herc Holdings and New Hertz employees, respectively, after the Spin-Off.

The foregoing description of the Employee Matters Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Intellectual Property Agreement

On June 30, 2016, THC, Hertz System, Inc. and Herc entered into an Intellectual Property Agreement (the “Intellectual Property Agreement”) that provides for ownership, licensing and other arrangements regarding the trademarks and related intellectual property that New Hertz and Herc Holdings use in conducting their respective businesses.

The Intellectual Property Agreement allocates ownership between New Hertz and Herc Holdings of all trademarks, domain names and certain copyrights that former Hertz Global Holdings, Inc. or its subsidiaries owned immediately prior to the Distribution Date. The Intellectual Property Agreement generally allocates to New Hertz the trademarks that primarily relate to or are primarily used in the global car rental business, including the Hertz, Dollar, Thrifty, Donlen and Firefly brand names, while Herc Holdings is allocated trademarks that primarily relate to or are primarily used in the global equipment rental business, but are not otherwise associated with the marks being allocated to New Hertz. The Intellectual Property Agreement allocates ownership of domain names between New Hertz and Herc Holdings in a similar manner and allocates ownership of certain copyrights associated with the Hertz brand to New Hertz.

The Intellectual Property Agreement provides that Herc Holdings will continue to have the right to use certain intellectual property associated with the Hertz brand for a period of four years on a no royalty basis. The Intellectual Property Agreement also provides that, for so long as Herc Holdings continues to use certain intellectual property associated with the Hertz brand, Herc Holdings will not directly or indirectly engage in the business of renting and leasing cars, subject to certain exceptions, including that Herc Holdings may continue to rent vehicles to the extent HERC has done so immediately prior to the Spin-Off.

The foregoing description of the Intellectual Property Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Intellectual Property Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Herc Financing Arrangements

Herc Notes

In connection with the Spin-Off, Herc assumed the obligations under $610 million aggregate principal amount of the 7.50% Senior Secured Second Priority Notes due 2022 and $625 million aggregate principal amount of the 7.75% Senior Secured Second Priority Notes due 2024 (the “Notes”), which were issued on June 9, 2016 by Herc Spinoff Escrow Issuer, LLC (“Escrow Issuer LLC”), a wholly owned subsidiary of Herc, and Herc Spinoff Escrow Issuer, Corp. (“Escrow Co-Issuer” and, together with Escrow Issuer LLC, the “Escrow Issuers”), a wholly owned subsidiary of Escrow Issuer LLC, as previously disclosed in the Current Report on Form 8-K dated June 15, 2016. The Notes were issued under the Indenture, dated as of June 9, 2016 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, dated as of June 9, 2016 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of June 9, 2016 (the “Second Supplemental Indenture”; the Base Indenture, as

supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture (as defined below) and the Fourth Supplemental Indenture (as defined below), the “Indenture”), among Herc (as successor in interest) and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”) and Wilmington Trust, National Association, as Note Collateral Agent (in such capacity, the “Note Collateral Agent”). The proceeds from this issuance were placed in escrow pending consummation of the Spin-Off. Substantially concurrently with the initiation of the transactions which upon consummation thereof resulted in the completion of the Spin-Off, the proceeds from the issuance were released from escrow (the “Escrow Release”), Escrow Co-Issuer merged with and into Escrow Issuer LLC, and thereafter Escrow Issuer LLC merged with and into Herc, with Herc continuing as the surviving entity. The proceeds were used to: (i) make certain payments in connection with the Spin-Off, including cash transfers to THC and its affiliates and (ii) pay fees and other transaction expenses in connection therewith.

Third Supplemental Indenture

On June 29, 2016, substantially concurrently with the Escrow Release, Herc, the Trustee and the Note Collateral Agent entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”), pursuant to which Herc assumed the Escrow Issuers’ obligations under the Indenture and the Notes.

The foregoing description of the Third Supplemental Indenture is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Third Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Fourth Supplemental Indenture

On June 30, 2016, Cinelease Holdings, Inc., Hertz Entertainment Services Corporation, Cinelease, LLC and Cinelease, Inc., each a subsidiary of Herc (collectively, the “Subsidiary Guarantors”), and Herc entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), pursuant to which the Subsidiary Guarantors agreed to become a party to the Indenture and to unconditionally guarantee, on a senior secured second priority basis, the obligations of Herc.

The foregoing description of the Fourth Supplemental Indenture is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Fourth Supplemental Indenture, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Note Collateral Agreement

On June 30, 2016, Herc, the Subsidiary Guarantors and the Note Collateral Agent entered into a Collateral Agreement (the “Note Collateral Agreement”), whereby Herc and the Subsidiary Guarantors granted a second priority security interest in substantially all of their assets to secure all obligations of Herc and the Subsidiary Guarantors under the Notes and the Indenture.

The foregoing description of the Note Collateral Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Note Collateral Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

ABL Credit Facility

Overview

On June 30, 2016, Herc and certain other subsidiaries of Herc entered into a credit agreement with Citibank, N.A., as administrative agent and collateral agent, Citibank, N.A., as Canadian administrative agent and Canadian collateral agent, Bank of America, N.A., as co-collateral agent, Capital One, National Association, ING Capital LLC and Wells Fargo Bank, National Association, as senior managing agents, Barclays Bank PLC, Bank of Montreal, BNP Paribas, Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Regions Bank, as co-documentation agents, and the other financial institutions party thereto from time to time, with respect to a new senior secured asset-based revolving credit facility (the “ABL Credit Facility”).

The ABL Credit Facility provides (subject to availability under a borrowing base) for aggregate maximum borrowings of up to $1,750 million under a revolving loan facility.  Up to $250 million of the revolving loan facility is available for the issuance of letters of credit, subject to certain conditions including issuing lender participation.  Subject to the satisfaction of certain conditions and limitations, the ABL Credit Facility allows for the addition of incremental revolving and/or term loan commitments and incremental revolving and/or term loans.  In addition, the ABL Credit Facility permits Herc to increase the amount of commitments under the ABL Credit Facility with the consent of the lenders providing the additional commitments.  On June 30, 2016, Herc borrowed $839 million under the ABL Credit Facility.

Herc is the parent borrower under the ABL Credit Facility and Matthews Equipment Limited, Western Shut-Down (1995) Limited and Hertz Canada Equipment Rental Partnership are the Canadian borrowers under the ABL Credit Facility.

Maturity

The ABL Credit Facility matures on June 30, 2021.

Guarantees; Collateral/Security

The obligations of each of the borrowers under the ABL Credit Facility are guaranteed by Herc’s direct parent and each of its direct and indirect domestic subsidiaries, with certain exceptions, including special purpose securitization subsidiaries and captive insurance subsidiaries.  In addition, the obligations of the Canadian borrowers are guaranteed, subject to certain exceptions, by each subsidiary of each Canadian borrower.  The obligations of the U.S. borrowers under the ABL Credit Facility and the guarantees thereof are secured by security interests in substantially all of the assets of each domestic borrower and guarantor, including pledges of all the capital stock of all of their direct domestic subsidiaries and of up to 65% of the capital stock of each of their direct foreign subsidiaries.  The obligations of the Canadian borrowers under the ABL Credit Facility and the guarantees, if any, made by their subsidiaries and by the domestic borrowers and guarantors are also secured by substantially all of the assets of such borrowers and guarantors.  The liens securing the ABL Credit Facility are subject to certain exceptions.  Also, subject to certain limitations and conditions, the ABL Credit Facility permits the incurrence of future secured debt on a basis either pari passu with or subordinated to the liens securing the ABL Credit Facility.

Interest

The interest rates applicable to any loans under the ABL Credit Facility will be based on a floating rate based on LIBOR plus an initial margin of 1.75% per annum, where margin is dependent on the borrowing base availability under the ABL Credit Facility as well as the corporate ratings of Herc.

Covenants

The ABL Credit Facility contains a number of covenants that, among other things, limit or restrict the ability of the borrowers and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, engage in certain transactions with affiliates, and enter into certain restrictive agreements limiting the ability to pledge assets.  In addition, under the ABL Credit Facility, upon excess availability falling below certain levels, the borrowers will be required to comply with a minimum fixed charge coverage ratio.

The foregoing description of the ABL Credit Facility and the guarantee and collateral/security agreements is a summary and is qualified in its entirety by reference to the complete terms and conditions of the ABL Credit Facility and the guarantee and collateral/security agreements, which are attached as Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Spin-Off, on June 30, 2016, THC, in each case as parent borrower, terminated (i) its then existing credit agreement, dated as of March 11, 2011, as amended, with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the banks and other financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, governing THC’s existing senior secured term and synthetic letter of credit facility in connection with which Herc was a guarantor pursuant to a related guarantee and collateral agreement and (ii) its then existing credit agreement, dated as of March 11, 2011, as amended, with Herc (former Hertz Equipment Rental Corporation), as borrower, Matthews Equipment Limited, Western Shut-Down (1995) Limited and Hertz Canada Equipment Rental Partnership, as Canadian borrowers, the banks and other financial institutions party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian agent and Canadian collateral agent, Wells Fargo Bank, National Association, as co-collateral agent, Wells Fargo Capital Finance, LLC as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, governing THC’s senior secured asset-based revolving credit facility.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included in Item 1.01 under “Completion of Spin-Off” is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 under “Herc Financing Arrangements” is incorporated by reference herein.

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The information included in Item 5.03 is incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 30, 2016, David A. Barnes, Carl T. Berquist, Michael J. Durham, Carolyn N. Everson, Vincent Intrieri, Henry R. Keizer, Linda Fayne Levinson, Samuel J. Merksamer, Daniel A. Ninivaggi and John P. Tague resigned from the former Hertz Global Holdings, Inc. Board of Directors and each of their respective committees and James H. Browning, Patrick D. Campbell, Herbert L. Henkel, Michael A. Kelly, Courtney Mather, Stephen A. Mongillo, Louis J. Pastor, Mary Pat Salomone and Lawrence H. Silber were appointed to the vacancies on the Board of Directors.  Mr. Henkel was appointed as non-executive chairman of the Board of Directors of Herc Holdings.

The ages and biographies of each of the directors is contained in the Information Statement under “Management” which is incorporated by reference herein and information  required with respect to Item 404(a) of Regulation S-K is contained in the Information Statement under “Certain Relationships and Related Party Transactions”, which is incorporated by reference herein.

The directors, other than Mr. Silber, will participate in the Herc Holdings Inc. Director Compensation Plan, the material terms of which are described in the Information Statement under “Management—Director Compensation”, which is incorporated by reference herein.

As of June 30, 2016, Herc Holdings has four standing committees, Audit, Compensation, Financing and Nominating and Governance. The members of the Herc Holdings Board and its committees are set forth in the table below:

Name	Audit	Compensation	Financing	Nom. & Gov.
James H. Browning	Chair		X
Patrick D. Campbell	X		Chair
Herbert L. Henkel		X		Chair
Michael A. Kelly		X		X
Courtney Mather	X		X
Stephen A. Mongillo	X		X
Louis J. Pastor		X		X
Mary Pat Salomone		Chair		X
Lawrence H. Silber

On June 30, 2016, John P. Tague, President and Chief Executive Officer, Thomas C. Kennedy, Senior Executive Vice President and Chief Financial Officer, Jeffrey T. Foland, Senior Vice President and Chief Financial Officer, Tyler A. Best, Senior Vice President and Chief Information Officer and Robin C. Kramer, Senior Vice President and Chief Accounting Officer resigned from their positions at former Hertz Global Holdings, Inc.  On June 30, 2016, the following individuals were appointed to the offices of Herc Holdings noted below:

Lawrence H. Silber, President and Chief Executive Officer

Barbara L. Brasier, Senior Vice President and Chief Financial Officer

James Bruce Dressel, Senior Vice President and Chief Operating Officer

Christian J. Cunningham, Senior Vice President and Chief Human Resources Officer

Richard F. Marani, Senior Vice President and Chief Information Officer

Maryann A. Waryjas, Senior Vice President and Chief Legal Officer

Nancy Merola, Vice President and Chief Accounting Officer

The ages and biographies of each of the executive officers is contained in the Information Statement under “Management” which is incorporated by reference herein and information  required with respect to Item 404(a) of Regulation S-K is contained in the Information Statement under “Certain Relationships and Related Party Transactions”, which is incorporated by reference herein.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 30, 2016, former Hertz Global Holdings, Inc. filed a Certificate of Amendment (the “Name Change Amendment”) to its Amended and Restated Certificate of Incorporation to change the name of former Hertz Global Holdings, Inc. to Herc Holdings Inc.

The foregoing description of the Name Change Amendment is a summary and is qualified in its entirety by reference to the complete text of the Name Change Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 30, 2016, Herc Holdings filed a Certificate of Amendment (the “Reverse Stock Split Amendment”) to its Amended and Restated Certificate of Incorporation to effect a 1-for-15 reverse stock split of Herc Holdings and reduce the number of authorized shares of common stock of Herc Holdings.  As a result of the reverse stock split, Herc Holdings has 133,333,333 shares of common stock authorized and 13,333,333 shares of preferred stock authorized.

The foregoing description of the Reverse Stock Split Amendment is a summary and is qualified in its entirety by reference to the complete text of the Reverse Stock Split Amendment, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 30, 2016, Herc Holdings amended its Amended and Restated By-laws to reflect former Hertz Global Holdings, Inc.’s name change to Herc Holdings Inc.

The foregoing description of Herc Holdings’ Amended and Restated By-laws is a summary and is qualified in its entirety by reference to the complete text of Herc Holdings’ Amended and Restated By-laws, which are attached as Exhibit 3.3 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 8.01 OTHER EVENTS.

On June 30, 2016, Herc Holdings issued a press release announcing the completion of the Spin-Off and the reverse stock split.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits. The following exhibits are filed as part of this report:

Exhibit	Description

2.1	Separation and Distribution Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Herc Holdings Inc., dated June 30, 2016.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Herc Holdings Inc., dated June 30, 2016.

3.3	Amended and Restated By-laws of Herc Holdings Inc.

4.1	Third Supplemental Indenture, dated as of June 29, 2016, among Herc Rentals Inc. and Wilmington Trust, National Association, as Trustee and Note Collateral Agent.

4.2

Fourth Supplemental Indenture, dated as of June 30, 2016, among Herc Rentals Inc., the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee and Note Collateral Agent.

10.1	Transition Services Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc.

10.2	Tax Matters Agreement, dated June 30, 2016, among Herc Holdings Inc., The Hertz Corporation, Herc Rentals Inc. and Hertz Global Holdings, Inc.

10.3	Employee Matters Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc.

10.4	Intellectual Property Agreement, dated June 30, 2016, among The Hertz Corporation, Hertz System, Inc. and Herc Rentals Inc.

10.5	Collateral Agreement, dated as of June 30, 2016, made by Herc Rentals Inc. and certain of its subsidiaries in favor of Wilmington Trust, National Association, as Note Collateral Agent.

10.6

ABL Credit Agreement, dated as of June 30, 2016, among Herc Rentals Inc., certain other subsidiaries of Herc Rentals Inc., Citibank, N.A., as administrative agent and collateral agent, Citibank, N.A., as Canadian administrative agent and Canadian collateral agent, Bank of America, N.A., as co-collateral agent, Capital One, National Association, ING Capital LLC and Wells Fargo Bank, National Association, as senior managing agents, Barclays Bank PLC, Bank of Montreal, BNP Paribas, Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Royal Bank

of Canada and Regions Bank, as co-documentation agents, and the other financial institutions party thereto from time to time.

10.7

U.S. Guarantee and Collateral Agreement, dated as of June 30, 2016, made by Herc Intermediate Holdings, LLC, Herc Rentals Inc. and certain of its subsidiaries from time to time in favor of Citibank, N.A., as collateral agent and administrative agent.

10.8

Canadian Guarantee and Collateral Agreement, dated as of June 30, 2016, made by Matthews Equipment Limited, Western Shut-Down (1995) Limited, Hertz Canada Equipment Rental Partnership, 3222434 Nova Scotia Company and certain of their subsidiaries from time to time in favour of Citibank, N.A., as Canadian collateral agent and Canadian administrative agent.

99.1	Information Statement dated June 6, 2016.

99.2	Press Release dated June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Barbara L. Brasier
Name:	Barbara L. Brasier
Title:	Senior Vice President
and Chief Financial
Officer

Date:  July 6, 2016